UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2018, Angela C. Williams was appointed Vice President and Controller of CSX Corporation (the “Company” or “CSX”). Ms. Williams succeeds Andrew L. Glassman, who provided notice on the same date that he will be leaving the Company to pursue other interests. Ms. Williams, age 43, is a certified public accountant and joined CSX in 2003 and has served as Assistant Controller of the Company since 2011. Prior to joining CSX, Ms. Williams was employed by KPMG, LLP's audit practice after holding various accounting and internal audit positions at Winn-Dixie Stores, Inc. There is no arrangement or understanding between Ms. Williams and any other person pursuant to which she was selected as an officer. There are no family relationships between Ms. Williams and any director or executive officer of the Company, and Ms. Williams is not a party to any transaction in which the Company is a participant.

To facilitate the transition, Mr. Glassman will remain with the Company as a Vice President through June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Frank A. Lonegro
Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

DATE: March 22, 2018